UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2008

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(314) 854-8520
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.

For the third quarter of 2008, FutureFuel Corp. expects to report revenue of approximately $60.5 million and pre-tax profit of $8.0 to $10.0 million.  These preliminary results reflect growth of approximately 30% and 68%, respectively, as compared to results for the third quarter of 2007, and utilizing the mid-point of the range provided for pre-tax profit.

For the year-to-date period ended September 30, 2008, FutureFuel Corp. expects to report revenue of approximately $153.5 million and pre-tax profit of $21.5 to $23.5 million.  These preliminary results reflect growth of approximately 22% and 216%, respectively, as compared to results for the same year-to-date period of 2007, and utilizing the mid-point of the range provided for pre-tax profit.

FutureFuel Corp. is committed to being a leader in the development, production and sale of biodiesel and has made progress towards this objective through the first nine months of 2008.  As of September 30, 2008, FutureFuel Corp. believes it is one of the largest biodiesel producers in the country that remains in active production as well as one of the few producers capable of converting low cost animal fat feedstock into biodiesel that meets all of today’s specifications.  FutureFuel Corp. is equally committed to the chemical industry, offering a customer-focused, attentive approach to both long-term custom manufacturing projects as well as the development of new multi-customer performance chemical products.  The chemicals segment remains critical to FutureFuel Corp.’s overall success.

All preliminary results as provided herein have been rounded to the nearest half-million dollars.  While FutureFuel Corp. does not anticipate any material changes to its preliminary results, it can provide no assurance that revenue or pre-tax profit will be in line with the estimates or ranges indicated within this release when reported in its third quarter Form 10-Q.

Finally, as previously announced on October 1, 2008, FutureFuel Corp. declared a special cash dividend of U.S. $0.70 per share on its common stock, with a record date of October 22, 2008.  For purposes of the record date, those holders of FutureFuel Corp.’s warrants or options who properly exercise their warrants or options on or before October 22, 2008 will be considered holders of record on such date, whether or not new stock certificates have been issued to such holders by that date.

FutureFuel Corp. was created in 2005 as a special purpose acquisition vehicle to acquire companies and make a notable impact in the biofuel and fuel industries.  In November 2006, FutureFuel Corp. acquired FutureFuel Chemical Company (formerly named “Eastman SE, Inc.”) near Batesville, Arkansas.  Since then, FutureFuel Corp. has worked to become a leader in the U.S. biofuel industry, while maintaining the Batesville facility’s status as a world-class specialty chemical manufacturer.

FUTUREFUEL CORP.

By:         /s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President,
Secretary and Treasurer

Date: October 15, 2008